UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 22, 2005

American United Global, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-19404	95-4359228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Village Square, # 327 Somers, New York 10589
(Address of principal executive offices) (Zip Code)

425-869-7410
Registrant's telephone number, including area code:

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02  Unregistered Sales of Equity Securities

Private Placement

American United Global, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund (collectively, the “Investors”) on September 22, 2005 for the sale of (i) $525,000 in senior secured convertible notes (the “Notes”) and (ii) 525,000 shares of common stock of the Company (the “Shares”). On September 26, 2005, the Investors purchased the Notes and Shares. The Company received net proceeds in cash in the amount of $500,000 on September 26, 2005 less $25,000 paid for legal fees. The Company shall use the net proceeds to provide Kraft Rt. a short term loan as required under the Share Purchase Agreement entered between the Company, Kraft Rt. and the shareholders of Kraft Rt.

The Notes are interest free, mature in March 2007 and are convertible into our common stock, at the Investors' option, at a conversion price equal to 50% of the closing price on the day prior to the submission of the conversion notice, however, the conversion price may not be lower than $0.40 (the “Floor Price”).

Upon maturity of the Notes, the Company, at the option of the Investors, may pay the principal of the Notes in cash or shares. The Company may only pay in shares if proper notice has been sent to the Investors indicating that the Company intends to pay in shares, the number of authorized but unissued shares is sufficient for issuance, the shares are registered for resale and the Company is not in default under the transaction documents. If the Notes are paid in shares upon maturity, then the number issuable is determined by dividing the principal then payable by the lower of (i) 50% of the closing price on the day prior to the submission of the conversion notice or (ii) 85% of the arithmetic average of the VWAP for the 20 trading days immediately prior to the date of conversion. However, in no event shall the conversion price be less than the Floor Price. Based on the Floor Price, the Notes are convertible into a maximum of 1,312,500 shares of our common stock.

We have granted the Investors a security interest in all of our assets as well as registration rights. We are required to file a registration statement registering the shares of common stock issuable upon conversion of the Notes and the Shares on the earlier of (i) 30 days from acquiring Kraft Rt. or (ii) 90 days from closing, and we are required to have such registration statement declared effective within 135 days from closing. Further, Robert Rubin, CEO and a director of the Company, has personally guaranteed payment of the Notes.

The Investors have contractually agreed to restrict their ability to convert the Notes and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The sale of the Notes was completed on September 26, 2005.  As of the date hereof, the Company is obligated on $525,000 in face amount of Notes issued to the Investors.   The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The Notes and Shares were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Short Term Loan

The net proceeds in the amount of $500,000 generated from the sale of the Notes to the Investors were loaned to Kraft Rt. by the Company in accordance with the Share Purchase Agreement entered by and between the Company, Kraft Rt. and the shareholders of Kraft Rt. on August 9, 2005 pursuant to which the provision of a short term loan by the Company to Kraft Rt. is a closing condition. The loan to Kraft Rt. is evidenced by a promissory note that is due on December 28, 2005 and has interest in the amount of 10% per annum. The loan is secured by shares of Kraft Rt. pledged by Zoltan Kiss, a director of Kraft Rt. The shares of Kraft Rt. pledged by Mr. Kiss represent 5% of the total outstanding of Kraft Rt.

Settlement of Claims and Sale of Shares of Western Power & Equipment Corporation (“Western Power”)

On September 23, 2005, the Company sold 1,222,586 shares of Western Power to various accredited investors in consideration of gross proceeds in the amount of $2,286,235. The Company utilized $2,054,000 of the net proceeds generated from the sale of the shares of Western Power to payoff the note holders that purchased 10% convertible notes in June 2003 (the “June 2003 Notes”). In connection with the payment of the June 2003 Notes, the Company and the note holders each signed a mutual release. Further, the note holders that obtained a judgment against the Company in the amount of $840,695 have agreed to file a satisfaction of judgement with the appropriate court in connection therewith.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement dated September 22, 2005 by and among the Company and Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund

4.2	Form of Senior Secured Convertible Note September 23, 2005

4.3	Security Agreement dated September 22, 2005 by and among the Company and Iroquois Master Fund Ltd., Smithfield Fiduciary LLC and Lilac Ventures Master Fund

4.4	Guaranty of Payment

10.1	Secured Promissory Note made by Kraft Rt. dated September 28, 2005

10.2	Security Interest and Pledge Agreement entered by and between American United Global, Inc., Kraft Rt. and Zoltan Kiss.

10.3	Agreement of Settlement entered on September 27, 2005 by and among American United Global, Inc., North Sound Legacy International Ltd. and North Sound Legacy Institutional Fund LLC

10.4	Supplemental Agreement entered on September 22, 2005 by and among Altitude Group, LLC, Birch Associates, Inc., and D.C. Capital LLC and American United Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN UNITED GLOBAL, INC.

Date: September 29, 2005	By:	/s/ Robert Rubin
Somers, New York		Robert Rubin
Chief Executive Officer